UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2013

CERES, INC.

(Exact Name of registrant as Specified in its charter)

Delaware	001-35421	33-0727287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1535 Rancho Conejo Boulevard
Thousand Oaks, CA		91320
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 376-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05       Costs Associated with Exit or Disposal Activities.

On October 11, 2013, Ceres, Inc. (the “Company”) commenced the implementation of a plan (the “Plan”) intended to further align expenditures with the Company’s near-term commercial opportunity in Brazil, shift Northern Hemisphere sorghum breeding activities to a more appropriate location, de-emphasize research and development for U.S. cellulosic feedstocks, reduce costs and conserve cash. The actions being taken under the Plan, which include, among others, a workforce reduction that will impact 17 positions in the U.S, are expected to be substantially completed by May 31, 2014. Once fully implemented, the Plan is expected to deliver cash savings of up to approximately $5.0 million in fiscal year 2014 and up to approximately $8.0 to $10.0 million annually thereafter.

The Company estimates that it will incur total charges of approximately $1.6 million during the first nine months of fiscal year 2014 with respect to the workforce reduction in the U.S., including $0.4 million in continuation of salary and benefits of certain employees until their work is completed and their positions are eliminated and $1.2 million of one-time severance and other costs, all of which will be cash expenditures.

Forward Looking Statements

This Item 2.05 contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about future expectations, plans and prospects for the Company, including without limitation, the Company’s expectations regarding the amounts of charges, expected cash savings and the timing of the expected completion of the Plan, constitute forward-looking statements. Such forward-looking statements represent the Company’s current expectations and are subject to known and unknown risks and uncertainties that could cause actual results, events or developments to be materially different from those indicated by such forward-looking statements, including, but not limited to, those discussed in the section titled “Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2012, as filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2012. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 11, 2013, in connection with the Plan, Ceres, Inc. (the “Company”) and Michael Stephenson, Vice President of Operations, mutually agreed to end Mr. Stephenson's employment with the Company. To facilitate an orderly transition, Mr. Stephenson has agreed to continue in his role as Vice President of Operations until January 10, 2014. Mr. Stephenson will receive certain compensation in accordance with the terms and conditions of his Employment Agreement dated September 1, 2011, a copy of which was filed as Exhibit 10.25 to the Company’s Form S-1/A filed with the SEC on September 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERES, INC.

Date: October 18, 2013	By:	/s/ Paul Kuc
	Name:	Paul Kuc
	Title:	Chief Financial Officer